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                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):          January 25, 1994





                           CITY NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)




Delaware                                1-10521                  95-2568550
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)



400 North Roxbury Drive
Beverly Hills, California                                           90210
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:            (310) 550-5553





This Form 8-K contains 4 pages.
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Item 5. Other Events.

                 On January 25, 1994, the registrant announced that the Office of the Comptroller of the Currency (OCC) had terminated the formal agreement between the OCC and City National Bank, the registrant's wholly-owned subsidiary. A copy of the registrant's press release is attached hereto, marked as Exhibit A and by this reference incorporated herein.

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         City National Corporation,
                                         a Delaware corporation



Dated: January 25, 1994                  _____________________________________
                                         Steven D. Broidy, Vice Chairman











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
For Immediate Release   Contacts:   Financial:      Media:
January 25, 1994                    Frank Pekny     Jim Dunnigan
                                    310/550-5434    310/246-3409

                                                    Gary S. Maier
                                                    Cecilia A. Wilkinson
                                                    Pondel Parsons & Wilkinson
                                                    310/207-9300



                        OCC TERMINATES FORMAL AGREEMENT
                            WITH CITY NATIONAL BANK


         Beverly Hills, California - City National Corporation
(NYSE:CYN) today announced that the formal agreement between the Bank and the Office of the Comptroller of the Currency (OCC) has been terminated. The agreement had been in effect since November 18, 1992.

         Bram Goldsmith, chairman of the board and chief executive officer, cited several major factors that contributed to the OCC's decision: a successful rights offering of common stock that raised $81 million; a significant improvement in the Bank's credit quality, enhanced by the previously announced sale of nonperforming assets held for accelerated disposition; a comprehensive three-year strategic plan; and, the overall progress achieved toward improving the Bank's financial condition and earnings capability.

         "We are confident that our accomplishments over the past year will continue to provide City National with a sold foundation for the future," Mr. Goldsmith said, "and have strategically positioned the Bank to further enhance our tradition of personal relationship banking."

         "We're gratified that the OCC has recognized the significant accomplishments of City National Bank over the past 15 months," said Mr. Goldsmith. "The dedication and support of our staff members and board of directors played a central role in the lifting of the OCC agreement. Our financial performance for the 1993 fourth quarter, representing City National's third consecutive quarter of profitability, underscores the success of our efforts





                                     -more-

                                   EXHIBIT A

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Formal Agreement
January 25, 1994
Page 2



while the agreement was in effect. With this action, we're in an excellent position to enhance City National's relationship approach to banking, with a particular emphasis on mid-sized businesses, professionals and entrepreneurs."

         Mr. Goldsmith also acknowledged the support and confidence of City National's customers and shareholders during this challenging period.

         City National Bank, a federally chartered commercial bank headquartered in Beverly Hills, with offices in Los Angeles, Orange and San Diego counties, is the principal subsidiary of City National Corporation.